Ex. 99.2

NEWS RELEASE

CONTANGO SILVER & GOLD

Contango Enhances Economics with Strategic Settlement of the Lucky Shot Milestone Payments and Receives $9 Million Cash Distribution from Peak Gold JV

FAIRBANKS, AK - (June 29, 2026) - Contango Silver and Gold Inc. ("Contango" or the "Company") (NYSE American/ TSX: CTGO) is pleased to announce that it has entered into an agreement to settle milestone payments totaling $18.75 million on the Lucky Shot Project in exchange for $5 million in cash and 100,000 common shares of the Company. In addition, the Company is pleased to announce that on June 25, 2026 it received a $9 million cash distribution from the Peak Gold JV related to production from its second campaign of 2026 at the Manh Choh mine.

Rick Van Nieuwenhuyse, the Company’s CEO, commented: "Settling these milestone payments at Lucky Shot is a meaningful corporate achievement. By eliminating our remaining payment obligations and securing 100% unencumbered control of the Lucky Shot asset, we have significantly de-risked the project and ensured that our investors will realize its full upside potential. As we look at the success and continuity from our ongoing drill programs and aggressively advance Lucky Shot toward the feasibility stage, our shareholders are now well positioned to capture maximum leverage from what is shaping up to be a truly exceptional high-grade gold system."

On June 26, 2026 the Company amended its Membership Interest Purchase and Sale Agreement (the “Amended MIPA”) with CRH Funding II PTE. Ltd. (“CRH”), a Singapore private limited corporation, to satisfy obligations totaling up to $18.75 million if certain milestones were achieved on the Lucky Shot Project (the "Milestone Payments") held by CRH. The consideration paid by Contango approximated $6.57 million, comprised of the following:

•
Cash payment of $5 million due on signing of the Amended MIPA (paid)
•
Issuance of 100,000 common shares of the Company by July 6th, 2026 (the shares have a deemed value of $1.57 million, based on the closing share price of $15.74 on June 26, 2026)

Ex. 99.2

ABOUT CONTANGO

Contango is a NYSE American and TSX listed company that engages in the exploration for and development and production of gold and associated minerals in Alaska and in the Golden Triangle in British Columbia. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross Gold Corporation, operator of the Peak Gold JV. The Company and its subsidiaries also have (i) a lease on the Johnson Tract project, which consists of mineral rights to approximately 21,000 acres located near tidewater, 125 miles southwest of Anchorage, Alaska, from the underlying owner, CIRI, (ii) a lease on the Lucky Shot project, which consists of mineral rights to approximately 8,600 acres of State of Alaska and patented mining claims located in the Willow Mining District about 75 miles north of Anchorage, Alaska, from the underlying owner, Alaska Hardrock Inc., (iii) mineral rights to approximately 145,000 acres of State of Alaska mining claims, (iv) mineral rights to approximately 11,700 acres of State of Alaska mining claims and upland mining leases, all of which give Contango the exclusive right to explore and develop minerals on these lands, and (v) mineral tenures of approximately 247,000 acres (100,000 ha) located in and around the Kitsault Valley in the Golden Triangle of northwest British Columbia.

Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information and forward-looking statements within the meaning of applicable securities (“Forward-looking Statements”). These include statements regarding Contango’s plans and expectations for its properties and operations, the content within future annual filings, operations in respect of Contango mineral properties and any benefits of investment in Contango. The Forward-looking Statements regarding Contango are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “intends”, “believes”, “ensures”, “forecasts”, “predicts”, “proposes”, “contemplates”, “aims”, “seeks”, “continues”, “potential”, “positioned”, “strategy”, “outlook”, “future”, “going forward”, “designed to”, and similar expressions or other words of similar meaning, and the negatives thereof, or stating that certain actions, events or results “may”, “might”, “will”, “should”, “would”, or “could” be taken, or that they are “possible”, “probable”, or “likely” to occur or be achieved). However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking Statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves); risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future

Ex. 99.2

production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks; risks related to weather and other natural disasters; uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any Forward-looking Statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the Forward-looking Statements. Forward-looking Statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update Forward-looking Statements should circumstances or management’s estimates or opinions change.

CONTACTS:

Contango Silver & Gold

Rick Van Nieuwenhuyse

(907) 388-7770

www.contangoore.com